Exhibit 4.1(v)

This instrument prepared by and
after recording return to:

Susan D. Kennedy, Esq.
DAVIS POLK & WARDWELL
450 Lexington Avenue
New York, New York
(212) 450-4470

             SECOND PRIORITY DEED OF TRUST WITH ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING
                        (Los Angeles County, California)

            THIS SECOND PRIORITY DEED OF TRUST WITH ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING ("Deed of Trust"), dated as of March 11, 2003, is made and executed by PLAYBOY ENTERPRISES INTERNATIONAL, INC., a Delaware corporation with its chief executive office and principal place of business at 680 North Lake Shore Drive, Chicago, Illinois 60611 ("Trustor"), in favor of FIDELITY NATIONAL TITLE INSURANCE COMPANY, having an address at 1900 West Loop South, Suite 760, Houston, Texas 77027 ("Trustee"), for the benefit of BANK ONE, N.A., having an office at 1 Bank One Plaza, Mail Code IL1-0430, Chicago, Illinois 60670-0430, as trustee pursuant to the Indenture (defined below) ("Beneficiary").

                                    RECITALS

      I. Pursuant to the terms of a certain Indenture dated March 11, 2003 (said Indenture, together with all amendments, supplements, modifications and replacements thereof, being hereinafter referred to as the "Indenture") by and between PEI HOLDINGS INC. ("Issuer"), the Guarantors party to the Indenture ("Guarantors") and Beneficiary, Issuer will issue its 11% Senior Secured Notes due 2010 in the aggregate original principal amount of $115,000,000 (said notes, together with all amendments, supplements, modifications, full or partial replacements thereof and Additional Notes and Exchange Notes, each as defined in the Indenture, being hereinafter referred to as the "Notes").

      II. Pursuant to Article 11 of the Indenture (the "Guaranty"), Trustor, among others, has guaranteed the obligation of the Issuer to fully and punctually repay the principal of, premium, if any, and interest on and all other amounts payable under, each Note and to fully and punctually pay all other amounts payable by the Issuer under the Indenture (such guaranty obligations of Trustor being hereinafter referred to as the "Obligations"). This Deed of Trust is being delivered to secure said Obligations. All persons who may have or acquire an interest in the Property (defined herein) shall be deemed to have notice of the terms of the Notes and the Indenture.

      III. This Deed of Trust is subordinate to a certain Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing of even date herewith granted by Trustor to Trustee for the benefit of Bank of America, N.A. (as agent), as Beneficiary (said Deed of Trust, together with all other documents and instruments delivered in connection with the indebtedness secured thereby, being collectively called the "Senior Loan Documents").

      IV. Bank of America, N.A. and Beneficiary have executed a certain Intercreditor Agreement of even date herewith (the "Intercreditor Agreement"), so as to, among other things, set forth the relative priority of their respective liens.

                                GRANTING CLAUSES

            For the purposes and upon the terms and conditions in this Deed of Trust and to secure Trustor's Obligations and Trustor's payment of all interest, fees and other amounts due under, and Trustor's performance and observance of all covenants and conditions contained in, this Deed of Trust and any and all renewals, extensions, amendments and replacements of this Deed of Trust and any such other documents and instruments executed by Trustor in connection therewith (the Notes, the Indenture, this Deed of Trust, such other documents and instruments now or hereafter executed and delivered in connection with the issuance of the Notes and any and all amendments, renewals, extensions and replacements hereof and thereof, being sometimes referred to collectively as the "Debt Instruments") (all indebtedness and liabilities secured hereby being hereinafter sometimes referred to as "Guarantor's Liabilities"):

            (A) Trustor irrevocably grants, conveys and assigns to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, a security interest in the following described property subject to the terms and conditions herein:

            (1) The land located in Los Angeles County, California, legally described in attached Exhibit A ("Land");

            (2) All Trustor's right, title and interest in the buildings, structures, improvements and fixtures of every kind or nature now or hereafter situated on the Land (the "Improvements");

            (3) All Trustor's right, title and interest in any rights or appurtenances relating to any of the Land or Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired (the "Appurtenances");


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            (4) All Trustor's right, title and interest in proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Land, Improvements and Appurtenances;

            (5) Any and all after-acquired right, title or interest of Trustor in and to any of the property described in the preceding subsections (1) through (4); and

            (6) The proceeds from the sale, transfer, pledge or other disposition of any or all of the property described in the preceding subsections (1) through (5);

            (B) Trustor hereby grants and assigns to Beneficiary a security interest in all of Trustor's right, title and interest in the following described personal property:

            (1) Except that which is owned by any tenant of the Land and/or Improvements, all machinery, appliances, equipment, furniture and all other personal property of every kind or nature located in or on, or attached to, or used or intended to be used in connection with, or with the operation of, the Land and the Improvements now or hereafter located or to be located on the Land, and all extensions, additions, improvements, substitutions and replacements to any of the foregoing;

            (2) (i) All judgments, insurance proceeds, awards of damages and settlements which may result from any damage to all or any portion of the Land, Improvements or Appurtenances or any part thereof or to any rights appurtenant thereto;

                  (ii) All compensation, awards, damages, claims, rights of
            action and proceeds of or on account of (a) any damage or taking, pursuant to the power of eminent domain, of the Land, Improvements or Appurtenances or any part thereof, (b) damage to all or any portion of the Land, Improvements or Appurtenances by reason of the taking, pursuant to the power of eminent domain, of all or any portion of the Land, Improvements or Appurtenances or of other property, or (c) the alteration of the grade of any street or highway on or about the Land, Improvements or Appurtenances or any part thereof; and, except as otherwise provided herein, Beneficiary is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor and, except as otherwise provided herein, to apply the same toward the payment of the indebtedness and other sums secured hereby; and

                  (iii) All proceeds, products, replacements, additions,
            substitutions, renewals and accessions of and to any of the foregoing;


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

            (3) Any and all after-acquired right, title or interest of Trustor in and to any of the property described in the preceding subsections (1) and (2); and

            (4) The proceeds from the sale, transfer, pledge or other disposition of any or all of the property described in the preceding subsections (1) through (3); and

            (C) Trustor hereby irrevocably assigns to Beneficiary all of Trustor's right, title and interest (if any) in, to and under:

            (1) All rents, issues, profits, income and other benefits now or hereafter arising from or in respect of the Land, Improvements or Appurtenances (the "Rents"); it being intended that this Granting Clause shall, except to the extent otherwise required by the Senior Loan Documents, constitute an absolute and present assignment of the Rents, subject, however, to the license conferred by Beneficiary upon Trustor to collect and retain the Rents as provided in Section 1.11 hereof;

            (2) Any and all subleases, licenses and other occupancy agreements now or hereafter affecting the Land, Improvements or Appurtenances (the "Leases"); subject, however, to the license conferred by Beneficiary upon Trustor to collect and retain the Rents provided in Section 1.11 hereof;

            (3) Any and all after-acquired right, title or interest of Trustor in and to any of the property described in the preceding subsections (1) and (2); and

            (4) The proceeds from the sale, transfer, pledge or other disposition of any or all of the property described in the preceding subsections (1) through (3).

            All of the Property described in the Granting Clauses is hereinafter collectively referred to as the "Property."

            Trustor hereby covenants, warrants and represents that as of the date hereof and at all times thereafter during the term hereof, Trustor is and shall be the owner of the Property.


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

                                   ARTICLE ONE
                              COVENANTS OF TRUSTOR

            Trustor covenants and agrees with Beneficiary as follows:

            1.1. Performance under Guaranty and Deed of Trust. Trustor shall perform, observe and comply with or cause to be performed, observed and complied with in a complete and timely manner all provisions hereof and of the Guaranty.

            1.2. General Covenants and Representations. Trustor covenants, represents and warrants that as of the date hereof and at all times thereafter during the term hereof: (a) Trustor is seized of an indefeasible estate in fee simple in that portion of the Property which is real property, and has good and absolute title to it and the balance of the Property free and clear of all liens, security interests, charges and encumbrances whatsoever, except for (i) the Agreement of Lease dated June 1, 1979 between Hugh M. Hefner and Playboy Enterprises, Inc. (Trustor's predecessor by merger) (said Agreement of Lease, as amended from time to time, being hereinafter referred to as the "Hefner Lease");
(ii) any deed of trust securing the loans made pursuant to the Senior Loan Documents (such deed of trust being hereinafter referred to as the "Senior Deed of Trust"); (iii) any option agreement that may be entered into between Trustor and Hugh M. Hefner (or any entity controlled by Hugh M. Hefner) granting Hugh M. Hefner (or any entity controlled by Hugh M. Hefner) an option to acquire the Property or any portion thereof (the "Option"); (iv) any lien securing real estate taxes that are not at the time delinquent or are thereafter payable without penalty or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP (as such term is defined in the Indenture) (such contest being a "Pemitted Contest"); and (v) those encumbrances set forth on Schedule B of the loan policy of title insurance accepted by Beneficiary insuring the lien of this Deed of Trust (such liens, security interests, charges and encumbrances set forth in clauses (i), (ii), (iii), (iv) and (v) being hereinafter collectively referred to as the "Permitted Encumbrances"); and (b) until the Notes have been paid in full and all obligations of Beneficiary and Issuer under the Indenture have been terminated, Trustor will maintain and preserve the lien of this Deed of Trust as a second lien on the Property, subject only to the Permitted Encumbrances, except that this Deed of Trust shall be prior to the Hefner Lease and the Option.

            1.3. Compliance with Laws and Other Restrictions. Trustor covenants and represents that the Land and the Improvements and the use thereof presently comply with, and will continue to comply with, all applicable restrictive covenants, zoning and subdivision ordinances and building codes, licenses, health and environmental laws and regulations and all other applicable laws, ordinances, rules and regulations, except for such non-compliance as could not reasonably be expected to have a material adverse effect on the use, value or operation of the Property or the lien of this Deed of Trust.


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

            1.4. Taxes and Other Charges.

            1.4.1. Taxes and Assessments. Trustor shall pay promptly when due all taxes, assessments, rates, dues, charges, fees, levies, fines, impositions, liabilities, obligations, liens and encumbrances of every kind and nature whatsoever now or hereafter imposed, levied or assessed upon or against the Property or any part thereof, or upon or against this Deed of Trust or Guarantor's Liabilities; provided, however, that Trustor may in good faith contest the validity, applicability or amount of any tax, assessment or other charge pursuant to a Permitted Contest.

            1.4.2. Intentionally deleted.

            1.5. Mechanic's and Other Liens. Trustor shall not permit or suffer any mechanic's, laborer's, materialman's, statutory or other lien or encumbrance (other than as permitted in Section 1.4.1 hereof) to be created upon or against the Property; provided, however, that Trustor may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted lien pursuant to a Permitted Contest.

            1.6. Insurance and Condemnation.

            1.6.1. Insurance Policies. Trustor shall, at its sole expense, obtain for, deliver to, assign to and maintain for the benefit of Beneficiary, until the Notes are paid in full, such policies of insurance as are required by the certain Security Agreement of even date herewith between Issuer and Beneficiary (the "Security Agreement").

            1.6.2. Adjustment of Loss; Application of Proceeds. If an Event of Default shall have occurred, subject to the requirements of the Senior Loan Documents, Beneficiary shall be authorized to adjust or compromise any loss under any insurance policies covering the Property, collect and receive the proceeds from any such policy or policies and apply such proceeds to the Obligations secured hereby. Trustor hereby irrevocably appoints Beneficiary as its attorney-in-fact for the purposes set forth in the preceding sentence. Notwithstanding the foregoing, subject to the requirements of the Senior Loan Documents, if an Event of Default shall not have occurred, Trustor shall apply the proceeds of insurance to the repair or restoration of the Property.

            1.6.3. Condemnation Awards. Provided no Default or Event of Default shall have occurred, except as otherwise required by the Senior Loan Documents, Trustor shall be entitled to all compensation, awards, damages, claims, rights of action and proceeds of, or on account of, (i) any damage or taking, pursuant to the power of eminent domain, of the Property or any part thereof, (ii) damage to the Property by reason of the taking, pursuant to the power of eminent domain, of other property, or (iii) the alteration of the grade of any street or highway on or about the Property. Notwithstanding any other provision of this Section, if a Default or an Even of Default shall be existing at the time of such condemnation or if a Default or an Event of Default occurs thereafter, Beneficiary shall have the right to apply all such awards or compensation to the Obligations secured hereby. Subject to the


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

requirements of the Senior Loan Documents, Beneficiary is hereby authorized, at its option, to commence, appear in and prosecute in its own or Trustor's name any action or proceeding relating to any such compensation, awards, damages, claims, rights of action and proceeds and to settle or compromise any claim in connection therewith. Trustor hereby irrevocably appoints Beneficiary as its attorney-in-fact for the purposes set forth in the preceding sentence.

            1.6.4. Obligation to Repair. If all or any part of the Property shall be damaged or destroyed by fire or other casualty or shall be damaged or taken through the exercise of the power of eminent domain or other cause described in Section 1.6.3, Trustor shall promptly and with all due diligence restore and repair the Property to the extent that the proceeds, award or other compensation are made available to Trustor or proceeds of the Notes are made available to Trustor for such purpose and are sufficient to pay the cost of such restoration or repair.

            1.7. Beneficiary May Pay; Default Rate. Upon Trustor's failure to pay any amount required to be paid by Trustor under any provision of this Deed of Trust, Beneficiary may pay the same. Trustor shall pay to Beneficiary on demand the amount so paid by Beneficiary together with interest at a rate equal to the highest rate payable under the Indenture after the occurrence of an "Event of Default" as such term is defined in the Indenture (the "Default Rate") and the amount so paid by Beneficiary, together with interest, shall be added to Guarantor's Liabilities.

            1.8. Care of the Property. Trustor shall preserve and maintain the Property in good operating condition.

            1.9. Transfer or Encumbrance of the Property. Trustor shall not permit or suffer to occur any disposition of the Property, except as permitted by the Indenture.

            1.10. Further Assurances. At any time and from time to time, upon Beneficiary's request, Trustor shall make, execute and deliver, or cause to be made, executed and delivered, to Beneficiary, and where appropriate shall cause to be recorded, registered or filed, and from time to time thereafter to be re-recorded, re-registered and refiled at such time and in such offices and places as shall be deemed desirable by Beneficiary, any and all such further mortgages or deeds of trust, security agreements, financing statements, instruments of further assurance, certificates and other documents as Beneficiary may consider reasonably necessary in order to effectuate or perfect, or to continue and preserve the obligations under, this Deed of Trust.

            1.11. Assignment of Rents. The assignment of rents, income and other benefits contained in Section (C) of the Granting Clauses of this Deed of Trust shall be fully operative without any further action on the part of either party, and, specifically, Beneficiary shall be entitled, at its option, upon the occurrence of an Event of Default hereunder, to all rents, income and other benefits from the Property, whether or not Beneficiary takes possession of such property. Notwithstanding the foregoing, so long as no Event of Default


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

has occurred, Trustor shall have the right and authority to continue to collect the rents, income and other benefits from the Property as they become due and payable but not more than thirty (30) days prior to the due date thereof.

            1.12. After-Acquired Property. To the extent permitted by, and subject to, applicable law, the lien of this Deed of Trust shall automatically attach, without further act, to all property hereafter acquired by Trustor located in or on, or attached to, or used or intended to be used in connection with, or with the operation of, the Property or any part thereof.

            1.13. Leases Affecting Property. Trustor shall comply with and perform in a complete and timely manner all of its obligations as landlord under all leases affecting the Property or any part thereof. The assignment contained in Section (C) of the Granting Clauses shall not be deemed to impose upon Beneficiary any of the obligations or duties of the landlord or Trustor provided in any lease.

            1.14. Execution of Leases. Except as may be permitted by the Indenture, Trustor shall not permit any leases to be made of the Property, or to be modified, terminated, extended or renewed, without the prior written consent of Beneficiary.

            1.15. Fixture Filing. Trustor and Beneficiary agree that this Deed of Trust shall be effective from the date of its recording as a fixture filing with respect to all goods and other personal property constituting part of the Property which are or are to become fixtures related to the real estate described herein. For this purpose, the following information is set forth:

            (a) Name and Address of Debtor:

                  Playboy Enterprises International, Inc.
                  680 North Lake Shore Drive
                  Chicago, Illinois  60611

            (b) Name and Address of Secured Party:

                  Fidelity National Title Insurance Company
                  1900 West Loop South, Suite 760
                  Houston, Texas  77027

            (c) This document covers goods and personal property which are or are to become fixtures.

            (d) The name of the record owner is "Playboy Enterprises International, Inc."

The real estate to which such fixtures are or are to be attached is that described in Exhibit A attached hereto, the record owner of which is Trustor.


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

            1.16. Senior Loan Documents. (a) The Trustor represents and warrants that (i) Trustor has furnished or caused to be furnished to Beneficiary true and correct copies of the Senior Loan Documents; and (ii) none of the Senior Loan Documents have been modified or, to the knowledge of Trustor, assigned by the holder thereof.

            (b) The Trustor hereby covenants that (i) the Trustor shall promptly pay when due and payable the principal, interest and other charges mentioned in and made payable by the Senior Loan Documents; (ii) the Trustor shall promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by the Trustor under the Senior Loan Documents within the grace and cure periods provided therein; (iii) the Trustor shall notify the Beneficiary (A) promptly prior to the expiration of any applicable grace and cure period for which provision is made in the Senior Loan Documents of any monetary default, and (B) promptly after the expiration of any applicable grace and cure period for which provision is made in the Senior Loan Documents of any non-monetary default by the Trustor in the performance or observance of any of the terms, covenants or conditions on the part of the Trustor to be performed or observed under the Senior Loan Documents; (iv) the Trustor shall shall (A) promptly notify the Beneficiary of the receipt by the Trustor of any notice from the holder of the Senior Loan Documents asserting or claiming a default by the Trustor in the performance or observance of any of the terms, covenants or conditions on the part of the Trustor to be performed or observed under the Senior Loan Documents, and (B) promptly cause a copy of each such notice to be delivered to the Beneficiary; and (v) the Trustor shall not, without the consent of the Beneficiary, modify or permit any modification of the Senior Loan Documents.

                                   ARTICLE TWO
                                    DEFAULTS

            2.1. Event of Default. The term "Event of Default," wherever used in this Deed of Trust, shall mean any one or more of the following events:

            (a) The failure by Trustor to keep, perform, or observe any covenant, condition or agreement on the part of Trustor in this Deed of Trust, which failure is not cured within any applicable grace or cure period provided in the Indenture.

            (b) The occurrence of an "Event of Default" under and as defined in the Indenture or any of the other Debt Instruments.


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                                  ARTICLE THREE
                                    REMEDIES

                  3.1. Acceleration of Maturity. If an Event of Default shall have occurred, Beneficiary may, in accordance with the Indenture, declare the Notes to be immediately due and payable, without further demand or notice.

                  3.2. Beneficiary's Power of Enforcement. If an Event of Default shall have occurred and Beneficiary shall have declared all the Notes immediately due and payable, Beneficiary may, either with or without entry or taking possession as provided in this Deed of Trust or otherwise, and without prejudice to the right of Beneficiary thereafter to bring an action of foreclosure or any other action for any default existing at the time such earlier action was commenced or arising thereafter, proceed by any appropriate action or proceeding:

                  (a) To enforce the obligations of Trustor under the Indenture.

                  (b) To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that, for the purposes of any suit brought under this subsection, Trustor waives the defense of laches and any applicable statute of limitations.

                  (c) To apply to a court of competent jurisdiction for and obtain appointment of a receiver of the Property as a matter of strict right and without regard to the adequacy of the security for the repayment of Guarantor's Liabilities, the existence of a declaration that the Notes are immediately due and payable, or the filing of a notice of default, and Trustor hereby consents to such appointment.

                  (d) To execute a written notice of such Event of Default and of Beneficiary's election to cause the Property to be sold to satisfy Guarantor's Liabilities. As a condition precedent to any such sale, Trustee shall give and record such notice of default as the law then requires. When the minimum period of time required by law after the recordation of such notice of default has elapsed, and notice of sale having been given as then required by law, shall sell the Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Beneficiary in its sole discretion may determine, at public auction and to the highest bidder for cash, in lawful money of the United States, payable at the time of sale. Neither Trustor nor any other person or entity other than Beneficiary shall have the right to direct the order in which the Property is sold. Subject to requirements and limits imposed by law, Trustee may from time to time postpone the sale of all or any portion of the Property by public announcement at such time and place of sale, Trustee shall deliver to the purchaser at such sale a deed conveying the Property or portion thereof so sold,


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

but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Trustor or Beneficiary may purchase at the sale.

            (e) To resort to and realize upon the security hereunder and any other security now or later held by Beneficiary concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both, and to apply the proceeds received upon Guarantor's Liabilities all in such order and manner as Trustee and Beneficiary, or either of them, determine in their sole discretion.

At any sale of the Property held pursuant to subsection (b) or subsection (d) above, Beneficiary may bid, as the equivalent of cash, the amount of all or any portion of Guarantor's Liabilities, including, without limitation, reasonable attorneys' fees. Beneficiary may take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Beneficiary may determine.

            3.3. Trustee's Sale. Should Beneficiary elect to foreclose by exercise of the power of sale contained herein, Beneficiary shall notify Trustee and shall, if required, deposit with Trustee the Notes, the original or a certified copy of this Deed of Trust, and such other documents, receipts and evidences of expenditures made and secured hereby as Trustee may require.

            (a) Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded and delivered to Trustor such notice of default as may then be required by law and by this Deed of Trust. Trustee shall, without demand on Trustor, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale has been given as required by law, sell the Property at the time and place of sale fixed by it in said notice of sale, either as a whole or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United State payable at the time of sale. Trustee shall deliver to the purchaser or purchasers at such sale its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Trustor, Trustee or Beneficiary, may purchase at such sale, and Trustor hereby covenants to warrant and defend the title of such purchaser or purchasers.

            (b) Trustee may postpone the sale of all or any portion of the Property from time to time in accordance with the laws of the State in which the Land is located.


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

            (c) To the fullest extent allowed by law, Trustor hereby expressly waives any right which it may have to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant to this Deed of Trust.

            3.4. Application of Foreclosure Sale Proceeds. After deducting all costs, fees and expenses of Trustee, and of this trust, including, without limitation, cost of evidence of title and reasonable attorneys' fees in connection with the sale, Trustee shall apply all proceeds of any foreclosure sale: (i) to payment of all sums reasonably expended by Beneficiary; (ii) to payment of all other Guarantor's Liabilities; and (iii) the remainder, if any, to the person or persons legally entitled thereto.

            3.5. Application of Other Sums. All sums received by Beneficiary under this Deed of Trust other than the sums referred to in Section 3.3, less all costs and expenses reasonably incurred by Beneficiary or any receiver under this Deed of Trust, including, without limitation, attorneys' fees, shall be applied in payment of Guarantor's Liabilities, in such order as Beneficiary shall elect and, in the absence of such election, first to all costs and expenses incurred by Beneficiary, Trustee or any receiver under this Deed of Trust, including the expenses of sale, then to expenses (including attorneys' fees) of the foreclosure proceeding, then to other liabilities; provided, however, Beneficiary shall have no liability for funds not actually received by Beneficiary. If any sums received by Beneficiary under this Deed of Trust other than the sums referred to in Section 3.3 shall be remaining after Guarantor's Liabilities are paid in full, such sums remaining shall be paid to Trustor.

            3.6. No Cure or Waiver. Neither Beneficiary's, nor Trustee's, nor any receiver's entry upon and taking possession of all or any part of the Property, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any of Guarantor's Liabilities, nor the exercise or failure to exercise of any other right or remedy by Beneficiary or Trustee or any receiver shall cure or waive any breach, Event of Default or notice of default under this Deed of Trust, or nullify the effect of any notice of default or sale (unless all of Guarantor's Liabilities then due have been paid and performed and Trustor has cured all other defaults), or impair the status of the security, or prejudice Beneficiary or Trustee in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, lease or option or a subordination of the lien of this Deed of Trust.

            3.7. Payment of Costs, Expenses and Attorneys' Fees. Trustor agrees to pay to Beneficiary immediately all reasonable costs and expenses incurred by Trustee and Beneficiary in connection with the exercise of rights under this
Article III (including, without limitation, court costs and attorneys' fees, whether incurred in litigation or not). In addition, Trustor shall pay to Trustee all Trustee's fees hereunder and shall reimburse Trustee for all expenses incurred in the administration of this trust, including, without limitation, any attorneys' fees.

            3.8. Power to File Notice and Cure Defaults. Trustor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary's interest, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment or further assurance with respect to the Leases and Rents in favor of the grantee of any such deed, as Beneficiary may deem reasonably necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights, and (d) upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute an Event of Default, Beneficiary may perform any obligation of Trustor hereunder; provided, however, that: (i) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (ii) Beneficiary shall not be liable to Trustee or any other person or entity for any failure to act under this Section.

            3.9. Beneficiary's Right to Enter and Take Possession, Operate and Apply Income.

            (a) If an Event of Default shall have occurred, Trustor, upon demand of Beneficiary, shall forthwith surrender to Beneficiary the actual possession of the Property, and to the extent permitted by law, Beneficiary itself, or by such officers or Beneficiarys as it may appoint, is hereby expressly authorized, without becoming a mortgagee in possession, to enter and take possession of all or any portion of the Property, and to manage, operate, protect and exercise any other rights of an occupant of the Property, and Beneficiary may exclude Trustor and the Beneficiarys and employees of Trustor wholly therefrom.

            (b) If an Event of Default shall have occurred and if Trustor shall for any reason fail to surrender or deliver the Property or any part thereof after Beneficiary's demand, Beneficiary may obtain a judgment or decree conferring on Beneficiary the right to immediate possession or requiring Trustor to deliver immediate possession of all or part of the Property to Beneficiary, to the entry of which judgment or decree Trustor hereby specifically consents. Trustor shall pay to Beneficiary, upon demand, all costs and expenses of obtaining such judgment or decree and reasonable compensation to Beneficiary, its attorneys and Beneficiarys, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Deed of Trust.

            3.10. Waiver of Marshalling Rights. Trustor, for itself and for all parties claiming through or under Trustor, and for all parties who may acquire a lien on or interest in the Property, hereby waives all rights to have the Property and/or any other property which is now or later may be security for Guarantor's Liabilities (the "Other Property") marshaled upon any foreclosure of this Deed of Trust or on a foreclosure of any other security for any of Guarantor's Liabilities. Beneficiary shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have the right to order a sale of, the Property and any or all of the Other Property as a whole or in separate parcels, in any order that Beneficiary may designate.

            3.11. Remedies Cumulative. No right, power or remedy conferred upon or reserved to Beneficiary by the Indenture, the Notes, this Deed of Trust or any other Debt Instrument or any instrument evidencing or securing Guarantor's Liabilities is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the the Notes, the Indenture or any other Debt Instrument or any instrument evidencing or securing Guarantor's Liabilities, or now or hereafter existing at law, in equity or by statute.

                                  ARTICLE FOUR
                            MISCELLANEOUS PROVISIONS

            4.1. Acceptance of Trust; Powers and Duties of Trustee. Trustee accepts this trust when this Deed of Trust is recorded. From time to time upon reasonable written request of Beneficiary and presentation of this Deed of Trust or a certified copy thereof for endorsement, and without affecting the personal liability of any person for payment of any indebtedness or performance of any obligations secured hereby, Trustee may, without liability thereof and without notice: (i) reconvey all or any part of the Property; (ii) consent to the making of any map or plat thereof; and (iii) join in any grant of easement thereon, any declaration of covenants and restrictions, or any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust. Except as may be required by applicable law, Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trust hereunder and the enforcement of rights and remedies available hereunder, and may obtain orders or decrees directing or confirming or approving acts in the execution of said trust and the enforcement of said remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding, including, without limitation, actions in which Trustor, Beneficiary or Trustee shall be a party unless held or commenced and maintained by Trustee under this Deed of Trust. Trustee shall not be obligated to perform any act required of it hereunder unless the performance of the act is requested in writing and Trustee is reasonably indemnified and held harmless against loss, cost, liability or expense.

            4.2. Substitution of Trustees. From time to time, by a writing, signed and acknowledged by Beneficiary and recorded in the Office of the Recorder of the county in which the Property is situated, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall set forth any information required by law. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named Trustee herein. A writing recorded pursuant to the provisions of this Section 4.2 shall be conclusive proof of the proper substitution of such new Trustee.

            4.3. Heirs, Successors and Assigns Included in Parties. Whenever Trustor or Beneficiary are named or referred to herein, heirs and successors and assigns of such person or entity shall be included, and all covenants and agreements contained in this Deed of Trust shall bind the successors and assigns of Trustor, including any subsequent owner of all or any part of the Property and inure to the benefit of the successors and assigns of Beneficiary.

            4.4. Notices. All notices, requests, reports, demands or other instruments required or contemplated to be given or furnished under this Deed of Trust to Trustor or Beneficiary shall be directed, in the manner set forth in the Indenture, to Trustor, at the address provided on the first page of this Deed of Trust, or Beneficiary, at the address for notice provided in the Indenture, as the case may be. Notices sent by or to Trustee shall be sent by U.S. Mail, postage prepaid, certified, return receipt requested.

            4.5. Headings. The headings of the articles, sections, paragraphs and subdivisions of this Deed of Trust are for convenience only, are not to be considered a part hereof, and shall not limit, expand or otherwise affect any of the terms hereof.

            4.6. Invalid Provisions. In the event that any of the covenants, agreements, terms or provisions contained in this Deed of Trust shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein (or the application of the covenant, agreement, term held to be invalid, illegal or unenforceable, to persons or circumstances other than those in respect of which it is invalid, illegal or unenforceable) shall be in no way affected, prejudiced or disturbed thereby.

            4.7. Changes. Neither this Deed of Trust nor any term hereof may be released, changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the release, change, waiver, discharge or termination is sought.

            4.8. Governing Law. This Deed of Trust shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Illinois; except that the creation, perfection, priority and enforcement of the lien and security interests created hereby shall be governed, construed and enforced in accordance with the internal laws of the State of California, without regard to conflicts of law principles.

            4.9. Limitation of Interest. Any provisions of the Notes regarding the payment of lawful interest are hereby incorporated herein by reference.

            4.10. Intentionally Deleted

            4.11. Last Dollar. Unless earlier released or reconveyed in accordance with the provisions of the Indenture, the lien of this Deed of Trust shall remain in effect until the last dollar of the Notes are paid in full and all obligations of Beneficiary and Issuer under the Indenture have been terminated.

            4.12. Reconveyance. This Deed of Trust shall be released upon the terms and conditions set forth in the Indenture (including a disposition of the Property permitted under the terms of the Indenture) and, upon the satisfaction of such terms and conditions and surrender to Trustee for cancellation of this Deed of Trust or a certified copy thereof, Trustee shall reconvey, without warranty, the Property or that portion thereof then held hereunder. To the extent permitted by law, the reconveyance may describe the grantee as "the person or persons legally entitled thereto" and the recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance. When the Property has been fully reconveyed, the last of such reconveyance shall operate as a reassignment of all future rents, issues and profits of the Property to the person or persons legally entitled thereto.

            4.13. Time of the Essence. Time is of the essence with respect to this Deed of Trust and all the provisions hereof.

            4.14. Indenture. The Notes are governed by terms and provisions set forth in the Indenture and in the event of any conflict between the terms of this Deed of Trust and the terms of the Indenture, the terms of the Indenture shall control.

            4.15. Intentionally Deleted

            4.16. Conditions to Exercise of Rights. Trustor hereby waives any right it may now or hereafter have to require Beneficiary, as a condition to the exercise of any remedy or other right against Trustor hereunder or under any other document executed by Trustor in connection with Guarantor's Liabilities:
(a) to proceed against Trustor or any other person, or against any other collateral assigned to Beneficiary by Trustor or any other person; (b) to pursue any other right or remedy in Beneficiary's power; (c) to give notice of the time, place or terms of any public or private sale of real or personal property collateral assigned to Beneficiary by Trustor or any other person (other than Trustor), or otherwise to comply with Section 9-613(5) of the Uniform Commercial Code, as adopted in the State of California (the "UCC"), with respect to any such personal property collateral; or (d) to make or give (except as otherwise expressly provided in the Debt Instruments) any presentment, demand, protest, notice of dishonor, notice of protest or other demand or notice of any kind in connection with any of Guarantor's Liabilities or any collateral (other than the Property) for any of Guarantor's Liabilities.

            4.17. Request for Notice. Trustor requests that a copy of any Notice of Default and Notice of Sale that may be required by law be mailed to Trustor at its address set forth above.

                                  ARTICLE FIVE
                                LOCAL PROVISIONS

            5.1. Should the Beneficiary elect to sell any portion of the Property which is real property or which is personal property or fixtures that Beneficiary has elected under Section 9604(a)(1)(B) of the UCC to sell together with real property in accordance with the laws governing a sale of real property, the Beneficiary or the Trustee shall give such notice of default and election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on the Trustor, the Trustee, at the time and place specified in the notice of sale, shall sell said real property or part thereof at public auction to the highest bidder for cash in lawful money of the United States. The Trustee may, and upon request of the Beneficiary shall, from time to time, postpone any sale hereunder by public announcement thereof at the time and place noticed therefor.

            5.2. If the Property consists of several lots, parcels or items of Property, the Beneficiary may: (i) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (ii) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner the Beneficiary deems in its best interest. Should the Beneficiary desire that more than one sale or other disposition of the Property be conducted, the Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as the Beneficiary may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Property not sold until all indebtedness secured hereby has been fully paid. In the event the Beneficiary elects to dispose of the Property through more than one sale, the Trustor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to the Trustee and the Beneficiary, their agents and counsel, and to pay all expenses, liabilities and advances made or incurred by the Trustee in connection with such sale or sales, together with interest on all such advances made by the Trustee at the lower of the Default Rate and the maximum rate permitted by law to be charged by the Trustee.

            5.3. Waivers

            5.3.1. The Trustor, in addition to, and without limitation of any other waivers contained in this Deed of Trust, (a) acknowledges that Section 2856 of the California Civil Code authorizes and validates waivers of a guarantor's rights of subrogation and reimbursement and certain other rights and defenses available to Beneficiary under California law; and (b) unconditionally waives any defense to the enforcement of this Deed of Trust, including any right of subrogation, reimbursement, exoneration, contribution or indemnity, or any right to enforce any remedy which the Beneficiary now has or may hereafter have against the Issuer or any benefit of, or any right to participate in, any security now or hereafter held by the Beneficiary.

            5.3.2. Without limitation on the generality of the other waivers contained in this Deed of Trust, the Trustor hereby waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise. In addition, the Trustor waives all rights and defenses that the Trustor may have because the debtor's debt is secured by real property. This means, among other things:

            (a) The creditor may collect from the guarantor without first foreclosing on any real or personal property collateral pledged by the debtor.

            (b) If the creditor forecloses on any real property collateral pledged by the debtor: (x) the amount of the debt may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (y) the creditor may collect from the guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right the guarantor may have to collect from the debtor. This is an unconditional and irrevocable waiver of any rights and defenses the guarantor may have because the debtor's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the Code of Civil Procedure.

            5.3.3. These waivers and acknowledgments constitute an unconditional and irrevocable waiver of any rights and defenses Trustor may have because Issuer's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

            5.4. The Trustor acknowledges that this Deed of Trust is one of a number of deeds of trust and other security documents ("Other Security Instruments") that secure the guarantee of Issuer's obligations under the Notes and the Indenture. The Trustor agrees that the lien of this Deed of Trust shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of the Beneficiary, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Beneficiary of any security for or guarantees of Issuer's obligations under the Notes and Indenture, or by any failure, neglect or omission on the part of the Beneficiary to realize upon or protect any any collateral security therefor including the Other Security Instruments. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of Issuer's obligations under the Notes and the Indenture or of any of the collateral security therefor, including the Other Security Instruments or of any guarantee thereof, and, to the fullest extent permitted by applicable law, the Beneficiary may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Security Instruments without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Beneficiary's rights and remedies under any or all of the Other Security Instruments shall not in any manner impair the indebtedness hereby secured or the lien of this Deed of Trust and any exercise of the rights or remedies of the Beneficiary hereunder shall not impair the lien of any of the Other Security Instruments or any of the Trustee's or Beneficiary's rights and remedies thereunder. To the fullest extent permitted by applicable law, the Trustor specifically consents and agrees the Beneficiary may exercise its rights and remedies hereunder and under the Other Security Instruments separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.

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                                      -19-

            IN WITNESS WHEREOF, Trustor has caused this instrument to be executed by its duly authorized officer as of the day and year first above written.

                                        PLAYBOY ENTERPRISES INTERNATIONAL,
                                        Inc.,
                                        a Delaware corporation


                                        By  /s/ Robert Campbell
                                            ------------------------------------
                                        Its Senior Vice President and Treasurer

                                 ACKNOWLEDGMENT

STATE OF                )
                        )  SS
COUNTY OF               )

            On March 11, 2003, before me, Ivana Del Real, a Notary Public, personally appeared Robert Campbell, the Senior Vice President and Treasurer of PLAYBOY ENTERPRISES INTERNATIONAL, Inc., a Delaware corporation, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

            WITNESS my hand and official seal.

                                        /s/ Ivana Del Real
                                        ----------------------------------------
                                        Notary Public

                                        [SEAL]

                                    EXHIBIT A

                                Legal Description

Parcel 1:

All that portion of Lot 33, of Tract No. 9061, in the City of Los Angeles, County of Los Angeles, State of California, as per map recorded in Book 121 Page(s) 64 to 66 of maps, in the office of the County Recorder of said County, lying Southeasterly of a line parallel with and distant 40 feet Northwesterly, measured at right angles from the Southeasterly line of said Lot 33.

Parcel 2:

Lot 34, of Tract No. 9061, in the City of Los Angeles, County of Los Angeles, State of California, as per map recorded in Book 121 Page(s) 64 to 66 of maps, in the office of the County Recorder of said County.

Said Parcels 1 and 2 are described as a whole as follows:

Beginning at the Southeasterly corner of said Lot 34; thence South 69(degree) 25' 00' West 486.35 feet to a point on the Northeasterly right of way line of Mapleton Drive; thence North 59(degree) 21' 40" West along the Northeasterly right of way line line of Mapleton Drive, a distance of 13.00 feet to the beginning of a tangent curve, concave Northeasterly having a radius of 448.78 feet; thence Northeasterly along said curve through a central angle of 24(degree) 17' 15" an arc length 190.24 feet to the most Westerly corner of of said Lot 34; thence North 26(degree) 21' 56" East 483.11 feet to a point in the Southwesterly right of way line of Charing Cross Road; thence South 77(degree) 40' 30" East along the Southwesterly right of way line of Charing Cross Road a distance of 121.65 feet to the beginning of a tangent curve, concave Northwesterly having a radius of 80.00 feet; thence easterly and Northeasterly along said curve through a central angel of 64(degree)40' 43" an arc length of
90.31 feet; thence South 87(degree) 29' 00" East 41.18 feet to the Northeast corner of said Lot 34; thence South 20(degree) 35' 00" East along the Easterly line of of said Lot 34, a distance of 426.09 feet to the point of beginning.

Assessor's Parcel No: 4359-013-025